As filed with the Securities and Exchange Commission on June 26, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KARYOPHARM THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	26-3931704 (I.R.S. Employer Identification Number)

2 Mercer Road

Natick, MA 01760

(508) 975-4820

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael G. Kauffman, M.D., Ph.D.

Chief Executive Officer

Karyopharm Therapeutics Inc.

2 Mercer Road

Natick, MA 01760

(508) 975-4820

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Steven D. Singer, Esq. Joshua D. Fox, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Telephone: (617) 526-6000	Christopher B. Primiano, Esq. Vice President, General Counsel Karyopharm Therapeutics Inc. 2 Mercer Road Natick, MA 01760 Telephone: (508) 975-4820	Patrick O’Brien, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Telephone: (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-196892

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share	514,334 shares	$42.50	$21,859,195	$2,815.47

(1) Includes shares that the Underwriters have the option to purchase to cover over-allotments, if any.

(2)  Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely on the basis of $42.50, the Public Offering Price set forth on the cover page of the Registrant’s Prospectus dated June 26, 2014 relating to its initial public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-196892).

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of  Karyopharm Therapeutics Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  The contents of the earlier registration statement on Form S-1 (File No. 333-196892), which was declared effective by the Commission on June 26, 2014, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natick, Commonwealth of Massachusetts, on this 26th day of June, 2014.

KARYOPHARM THERAPEUTICS INC.

By:	/s/ MICHAEL G. KAUFFMAN
Michael G. Kauffman, M.D., Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ MICHAEL G. KAUFFMAN	Chief Executive Officer and Director (principal	June 26, 2014
	Michael G. Kauffman, M.D., Ph.D.	executive officer)

	/s/ PAUL BRANNELLY	Senior Vice President, Finance and Administration	June 26, 2014
	Paul Brannelly	and Treasurer (principal financial and accounting
officer)

	*	Director	June 26, 2014
Garen G. Bohlin

	*	Director	June 26, 2014
Barry E. Greene

	*	Director	June 26, 2014
Deepa R. Pakianathan, Ph.D.

	*	Director	June 26, 2014
Mansoor Raza Mirza, M.D.

	*	Director	June 26, 2014
Kenneth E. Weg

*By:	/s/ PAUL BRANNELLY
Name: Paul Brannelly
Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Description
5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2		Consent of McGladrey LLP
24.1	*	Powers of Attorney

* Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196892) filed with the Commission on June 19, 2014.